Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-64937, 333- 55482, 333- 42415 and 333- 122556) of Zareba Systems, Inc. of our report dated September 20, 2007, which appears on page 36 of this annual report on Form 10-K for the year ended June 30, 2007.
/s/ VIRCHOW, KRAUSE & COMPANY, LLP
Minneapolis, Minnesota
September 28, 2007